UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2011

ENCORE CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California		92108
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (877) 445-4581

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 7, 2011, the Board of Directors (the “Board”) of Encore Capital Group, Inc. (the “Company”), upon the recommendation of the Nominating Committee, appointed Norman R. Sorensen to serve as a director of the Board. There were no arrangements or understandings pursuant to which Mr. Sorensen was appointed as a director, and there are no related party transactions between the Company and Mr. Sorensen reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mr. Sorensen qualifies as an “independent director” under the Nasdaq listing standards.

Mr. Sorensen is chairman of Principal International, the International Asset Management and Accumulation division of the Principal Financial Group. Previously, he was a senior executive at American International Group and held a number of senior international marketing and general management positions at Citigroup and at American Express Company. He is also a director of Sara Lee Corporation.

For his service as a non-executive director of the Board, Mr. Sorensen will receive the same retainer fees as other non-executive directors, beginning in January 2012. He will not receive any fees in 2011. It is anticipated that Mr. Sorensen will receive an initial equity award of $50,000 in shares of Company common stock, consistent with the new plan, as described below, in January 2012.

Also on December 7, 2011, the Board, based upon the recommendation of the Board’s Compensation Committee, approved a revised director compensation program. The new program will take effect on January 1, 2012.

The compensation arrangements pursuant to the new program with respect to non-employee directors, whether or not affiliated with the Company’s significant stockholders, are as follows:

•

for service on the Board and attendance at meetings of the Board (i) an annual cash retainer of $50,000 (payable semi-annually) and (ii) an annual equity award retainer with a grant-date value of $50,000 (granted as shares of Company common stock);

•

an additional annual cash retainer of $20,000 payable to the Chairman of each of the Audit Committee, Compensation Committee and Nominating Committee, and $10,000 payable to all other directors serving on each of the Audit Committee, Compensation Committee and Nominating Committee; and

•	upon a director’s initial appointment to the Board, an equity award with a grant-date value of $50,000 (granted as shares of Company common stock).

Director compensation is based on annual service to the Company. All equity award grants are fully vested on the date of grant. A director is not permitted to sell his shares until the director’s service to the company as a director terminates other than shares sold to cover applicable tax obligations related to the delivery of shares. If the Company declares a dividend, directors would be paid a dividend in the same method and at the same time as other stockholders of the Company are paid such dividends. In addition, the current practice of allowing directors to elect to have all or a portion of their annual cash retainer paid in equity will be discontinued.

A description of the current structure for non-executive director retainer fees is set forth in the section entitled “Compensation Arrangements with Directors” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2011, which section is incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Sorensen to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release of Encore Capital Group, Inc. dated December 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

By:	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President,
Chief Financial Officer and Treasurer

Date: December 13, 2011

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release of Encore Capital Group, Inc. dated December 13, 2011